EXHIBIT 99.3

CONSOLIDATED FINANCIAL STATEMENTS

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Year ended December 31, 2002 and Nine Months ended

September 30, 2002 and 2003

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Consolidated Financial Statements

Year ended December 31, 2002 and Nine Months ended

September 30, 2002 and 2003

Report of Independent Auditors

Board of Directors

Nextera Enterprises, Inc.

We have audited the accompanying consolidated balance sheet of Lexecon Inc. (a subsidiary of Nextera Enterprises, Inc.) as of December 31, 2002, and the related consolidated statements of income, owner’s net investment and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lexecon Inc. at December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

January 31, 2003

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Consolidated Balance Sheets

(In thousands)

	December 31, 2002	September 30, 2003
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, net of allowance for doubtful accounts of $1,027 in 2002 and $1,068 in 2003	20,346	20,798
Deferred tax assets	1,025	1,025
Prepaid expenses and other current assets	630	653

Total current assets	22,001	22,476

Property and equipment, net	2,273	1,805
Goodwill	77,504	77,504
Other intangible assets	—	2,920
Other assets	508	377

Total assets	$102,286	$105,082

Liabilities and owner’s net investment
Current liabilities:
Accounts payable and accrued expenses	$10,604	$12,888
Current portion of capital lease obligations	451	185

Total current liabilities	11,055	13,073

Long-term portion of capital lease obligations	167	39
Deferred tax liabilities	1,254	1,254
Other long-term liabilities	1,400	1,398
Commitments and contingencies	—	—
Owner’s net investment	88,410	89,318

Total liabilities and owner’s net investment	$102,286	$105,082

The accompanying notes are an integral part of these financial statements.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Consolidated Statements of Income

(In thousands)

	Year Ended December 31, 2002	Nine Months Ended September 30
		2002	2003
		(Unaudited)
Net revenues	$73,946	$56,401	$51,487
Cost of revenues	44,794	34,024	32,737

Gross profit	29,152	22,377	18,750
Selling, general and administrative expenses	12,823	9,574	9,312
Amortization expense	—	—	6,289

Income from operations	16,329	12,803	3,149
Interest expense, net	101	69	199

Income before income taxes	16,228	12,734	2,950
Provision for income taxes	6,500	5,100	1,182

Net income	$9,728	$7,634	$1,768

The accompanying notes are an integral part of these financial statements.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Consolidated Statements of Owner’s Net Investment

(In thousands)

Year ended December 31, 2002 and

Nine Months ended September 30, 2003

Owner’s net investment at January 1, 2002	$83,041
Net income	9,728
Net cash transferred to Nextera in centralized cash management accounts	(4,359)

Owner’s net investment at December 31, 2002	88,410
Net income	1,768
Net cash transferred to Nextera in centralizes cash management accounts	(860)

Owner’s net investment at September 30, 2003 (unaudited)	$89,318

The accompanying notes are an integral part of these financial statements.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31, 2002	Nine Months Ended September 30
		2002	2003
		(Unaudited)
Operating activities
Net income	$9,728	$7,634	$1,768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,499	1,098	906
Amortization of intangible assets	—	—	6,289
Provision for doubtful accounts	1,253	1,070	1,098
Deferred income taxes	700	—	—
Other non-cash charges	—	7	280
Changes in operating assets and liabilities:
Accounts receivable	(3,078)	(5,833)	(1,506)
Prepaid expenses and other assets	(360)	(876)	(23)
Accounts payable and accrued expenses	(4,124)	(1,395)	2,284
Other	(34)	(168)	(132)

Net cash provided by operating activities	5,584	1,537	10,964

Investing activities
Purchase of property and equipment	(673)	(610)	(516)
Payment for non-compete agreement	—	—	(9,208)

Net cash used in investing activities	(673)	(610)	(9,724)

Financing activities
Transfer to parent	(4,359)	(527)	(860)
Repayments of capital lease obligations	(552)	(400)	(380)

Net cash used in financing activities	(4,911)	(927)	(1,240)

Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of period	$—	$—	$—

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$101	$69	$199

The accompanying notes are an integral part of these financial statements.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements

1. Description of Business and Basis of Presentation

Description of Business

Lexecon Inc. (the “Company”) is one of the world’s leading economics consulting firms. Lexecon provides law firms, corporate clients and regulatory agencies with analysis of complex economic issues in connection with legal and government proceedings, strategic planning discussions and other business activities. Lexecon’s services involve the application of economic, financial, and public policy principles to issues of the marketplace in various contexts and for a number of clients in a variety of industries. Lexecon’s services fall into the following broad categories: litigation support, public policy studies, and business consulting.

Lexecon Inc. is a wholly-owned subsidiary of Nextera Enterprises, Inc. (“Nextera”).

Unaudited Interim Financial Information

The unaudited interim financial information as of September 30, 2003 and for the nine months ended September 30, 2002 and 2003 has been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation of such period. The operating results for any interim period are not necessarily indicative of results for any future periods.

2. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

As more fully discussed in Note 3, the financial statements include allocations of corporate expenses from Nextera. For financial reporting purposes, the net intercompany financing activity of the Company has been accumulated in a single caption entitled “owner’s net investment.”

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

The Company derives its revenues from consulting services primarily under time and materials billing arrangements and, to a much lesser extent, under capped-fee and fixed-price billing arrangements. Under time and materials arrangements, revenues are recognized as the services are provided. Revenues on fixed-price and capped-fee contracts are recognized using the percentage-of-completion method of accounting and are adjusted for the cumulative impact of any revision in estimates. Costs and estimated earnings in excess of billings represent revenues recognized in excess of amounts billed and are recorded with accounts receivable on the balance sheet. Deferred revenue represents billings in excess of revenues recognized and is recorded with accounts payable on the balance sheet. Net revenues include reimbursable expenses charged to clients.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Equipment	3-5 years
Software	3 years
Furniture and fixtures	5-7 years

Leasehold improvements are amortized over the lesser of the lease term or the useful life of the property. Amortization of assets under capital leases is included in depreciation.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Property and Equipment (continued)

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be fully recoverable. The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset based on the Company’s estimated undiscounted cash flows.

Goodwill and Other Intangible Assets

The Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) effective January 1, 2002. Under SFAS 142, goodwill and indefinite-lived intangible assets are no longer amortized but are reviewed annually for impairment, or more frequently if indications of possible impairment exist. The Company performed the requisite transitional and annual impairment tests for goodwill and other intangible assets and determined that the goodwill and other intangible assets were not impaired.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When it is determined that the carrying value of intangibles may not be recoverable, the Company measures any impairment based on an estimated fair value of the Company. The fair value of the Company is determined based on (i) a projected discounted cash flow using a discount rate determined by management to be commensurate with the risk inherent in the Company’s business model, and (ii) the market comparables of similar companies.

Financial Instruments

The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values based on the short-term maturities of these instruments.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Concentration of Credit Risk

The Company provides its services to customers in diversified industries, primarily in the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management’s expectations. No customer accounted for more than 10% of net revenues in 2002 and 2003.

Income Taxes

The results of operations of the Company are included in Nextera’s consolidated federal income tax return. For financial reporting purposes, the Company has calculated income tax expense attributable to its operations using the separate return method. Under this method, the Company has assumed that it is a separate taxpayer in each jurisdiction in which it conducts business. Income taxes attributable to the Company’s operations that were paid or payable by Nextera are included as a component of owner’s net investment.

Deferred income taxes are provided for temporary differences between the financial reporting and the tax bases of assets and liabilities and are measured using enacted income taxes and laws that will be in effect when temporary differences are expected to reverse.

Stock-Based Compensation and Other Equity Instruments

The Company’s employees participate in the stock-based compensation plans of Nextera. As allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related Interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Stock-Based Compensation and Other Equity Instruments (continued)

If the Company had adopted the optional recognition provisions of SFAS 123 for its stock option plans, net income would have been changed to the pro forma amounts indicated below for the year ended December 31, 2002 (in thousands):

Net income:
As reported	$9,728
Pro forma	4,205

The weighted average fair value of options granted during 2002 was $0.54 per share. As recommended by SFAS 123, the fair values of options were estimated using the Black-Scholes option pricing model assuming expected volatility of 130%, a risk-free interest rate of 4.70%, and an expected life of 6 years.

Pledged Assets

All assets of the Company have been pledged as collateral in connection with the amended and restated senior credit facility of Nextera. Accordingly, Nextera’s senior lenders have a priority lien against all assets. Additionally, an affiliate of Nextera has liens against the assets of the Company in connection with the Nextera debentures.

Recently Issued Accounting Pronouncements

In August 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”), which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 is required to be adopted for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 is not expected to have a material effect on the Company’s financial position or results of operations.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (“SFAS 145”). Among other items, SFAS 145 updates and clarifies existing accounting pronouncements related to reporting gains and losses from the extinguishment of debt and certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of SFAS 145 are generally effective for fiscal years beginning after May 15, 2002, with earlier adoption of certain provisions encouraged. The Company does not expect the adoption of SFAS 145 to have a material impact on its financial position or results of operations.

In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS 146”). SFAS 146 supersedes Emerging Issues Task Force Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (“EITF Issue 94-3”). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost as defined in EITF Issue 94-3 was recognized at the date of an entity’s commitment to an exit plan. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with earlier application encouraged. Under SFAS 146, an entity may not restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that an entity had previously recorded under EITF Issue 94-3. The Company does not expect the adoption of SFAS 146 to have a material impact on its financial position or results of operations.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Stock-Based Compensation – Transition and Disclosure- an amendment of FASB Statement No. 123 (“SFAS 148”), which provides optional guidance for those companies electing to voluntarily adopt the accounting provisions of SFAS 123. In addition, the statement mandates certain new disclosures that are incremental to those required by SFAS 123. Since the Company will continue to record stock-based compensation in accordance with APB 25, no material impact on the consolidated financial position or results of operations is expected. The Company has adopted the disclosure provisions of this statement as of December 31, 2002.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

3. Owner’s Net Investment and Corporate Allocations

Owner’s net investment consists of Nextera’s initial investment in the Company and subsequent changes in Nextera’s net investment resulting from earnings (losses) of the Company, settlement of intercompany transactions and the transfer of Lexecon’s net cash to Nextera as part of Nextera’s centralized cash management accounts. On a daily basis, all cash balances relating to the Company’s lockbox, control disbursement, and payroll bank accounts are transferred into Nextera’s concentration account.

Certain general and administrative expenses relating to the Company are paid by Nextera. These expenses generally include insurance and certain professional fees. These expenses are allocated to the Company based on an estimate of the related incurrence of such expenses by the Company.

No interest expense incurred by Nextera for corporate debt has been allocated to the Company. The average owner’s net investment balance was approximately $86 million in 2002 and $88 million for the nine months ended September 30, 2003.

4. Property and Equipment

Property and equipment consists of the following (in thousands):

	December 31, 2002	September 30, 2003
		(Unaudited)
Equipment	$1,895	$1,895
Software	1,122	1,122
Furniture and fixtures	715	715
Leasehold improvements	1,291	1,291

	5,023	5,023
Less accumulated depreciation and amortization	2,750	3,218

	$2,273	$1,805

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

5. Intangible Assets

On December 31, 2002, the Company entered into employment and non-compete agreements with the Company’s two key service providers: Daniel Fischel, the Company’s Chief Executive Officer, and Dennis Carlton, an employee. These agreements contain covenants-not-to-compete over specified periods in return for cash compensation. The agreements became effective on January 7, 2003, upon payment of the first installment. Under the terms of the agreements, Lexecon made aggregate payments of $5.0 million on January 7, 2003, to extend these agreements through July 15, 2003. Messrs. Fischel and Carlton surrendered approximately 1.8 million shares of Nextera’s Class A Common Stock worth approximately $0.8 million in connection with the extension of the non-compete provisions. Accordingly, an intangible asset of approximately $4.2 million was recorded in 2003 and will be amortized over six months.

The Company has the option of extending the non-compete provisions through January 15, 2004, by paying Messrs. Fischel and Carlton an aggregate payment of $3.5 million, including interest, on or before July 15, 2003, plus an additional $1.6 million within 5 business days of the collection of a specified accounts receivable, but in no event later than December 31, 2003. The Company has the option of extending these agreements from January 15, 2004 to December 31, 2008, by making an additional aggregate payment of $20.0 million to Messrs. Fischel and Carlton on or before January 15, 2004.

6. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following (in thousands):

	December 31, 2002	September 30, 2003
		(Unaudited)
Trade accounts payable	$1,213	$1,601
Accrued payroll and compensation	7,456	10,403
Accrued benefits	478	525
Other	1,457	359

	$10,604	$12,888

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

7. Income Taxes

The provision for income taxes consists of the following for 2002 (in thousands):

Current:
Federal	$4,541
State	1,259

5,800
Deferred:
Federal	549
State	151

700

$6,500

A reconciliation of the consolidated effective tax rate of the Company is as follows for 2002:

Tax at statutory rate	34%
State taxes, net of federal benefit	6

Effective tax rate	40%

Significant components of the Company’s deferred tax assets and liabilities are as follows at December 31, 2002 (in thousands):

Deferred tax assets:
Stock option compensation	$2,412
Reserves	658
Allowance for doubtful accounts	411
Property and equipment	29

3,510
Valuation allowance	(2,412)

1,098
Deferred tax liabilities:
Prepaid expenses and other	(123)
Goodwill	(1,204)

(1,327)

Net deferred tax asset	$(229)

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)

Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires a valuation allowance against deferred tax assets if it is more likely than not that some or all of the deferred tax assets will not be realized. Due to the uncertainty surrounding the Company’s ability to realize the benefit of the stock compensation deferred tax asset (on non-exercised stock options), a valuation allowance in the amount of $2,412,000 has been reflected at December 31, 2002.

8. Leases

The Company leases its office facilities under operating leases that expire from 2003 to 2012. The majority of the leases require payments for additional expenses such as taxes, maintenance and utilities. Total rent expense was approximately $2.1 million in 2002. The Company also leases certain equipment under capital leases.

Future minimum lease payments under capital leases and noncancelable operating leases (net of $0.2 million of sublease income) for the years ending after December 31, 2002, are as follows (in thousands):

	Capital Leases	Operating Leases
2003	$506	$1,511
2004	174	1,220
2005	7	1,231
2006	–	1,242
2007	–	1,256
Thereafter	–	5,952

Total minimum lease payments	687	$12,412

Less amounts representing interest	69

Present value of minimum capitalized lease payments	618
Current portion	451

Long-term capitalized lease obligation	$167

During 2002, the Company entered into capital leases in the amount of $356,000, which have been recorded with property and equipment on the balance sheet.

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

9. Stock Options

Certain employees of the Company have been granted options by Nextera, principally under two Nextera stock option plans. Options granted under these plans have up to a 10-year life and vest principally over three to six-year periods, with certain options subject to acceleration if certain conditions are achieved. The exercise price of options granted is generally equal to the fair market value of Nextera’s Class A common stock on the date of grant. At December 31, 2002, Nextera had reserved 43,500,000 shares of common stock for future issuance under the stock option plans, of which 22,392,980 were available for future grants.

The following table summarizes the stock option activity during 2002 for grants to the Company’s employees:

Stock Options	Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	11,388,373	$5.02
Granted	3,982,500	0.55
Exercised	—	—
Forfeited	(182,931)	8.17

Outstanding at end of year	15,187,942	$3.81

Options exercisable at end of year	6,841,342	$7.00

A summary of information about stock options outstanding as of December 31, 2002, is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2002	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable at December 31, 2002	Weighted- Average Exercise Price
$ 0.35 - $2.00	9,449,326	8.8	$0.73	1,582,293	$0.73
$ 2.01 - $6.00	1,165,109	6.9	4.98	1,150,353	4.99
$ 6.01 - $14.00	4,573,507	6.5	9.87	4,108,696	9.98

	15,187,942		$3.81	6,841,342	$7.00

Lexecon Inc.

(A Subsidiary of Nextera Enterprises, Inc.)

Notes to Consolidated Financial Statements (continued)

10. Retirement Savings Plan

The Company sponsors a retirement savings plan under the Internal Revenue Code for the benefit of all of its employees meeting certain minimum service requirements. Eligible employees may elect to contribute to the retirement plan subject to limitations established by the Internal Revenue Code. The plan sponsor selects investment opportunities from which participants may choose to contribute. Employer contributions are made at the discretion of the Company. Total employer contribution expense under the plan was $0.7 million in 2002.

11. Contingencies

The Company is subject to certain asserted claims arising in the ordinary course of business. The Company intends to vigorously assert its rights and defend itself in any litigation that may arise from such claims. While the ultimate outcome of these matters could affect the results of operations of any one quarter or year when resolved in future periods, and while there can be no assurance with respect thereto, management believes that after final disposition, any financial impact would not be material to the Company’s financial position and results of operations or liquidity.

12. Subsequent Event (Unaudited)

Effective January 7, 2003, the Company entered into employment and non-compete agreements with its two key service providers as discussed in Note 5. A cash payment of $4.2 million was made and recorded as an intangible asset on that date. The entire asset balance was amortized over the non-compete period through July 15, 2003.

Additionally, the Company exercised its option to extend the non-compete provision through January 15, 2004 upon making a $5.0 million cash payment on July 15, 2003. This payment was also recorded as an intangible asset, which is being amortized over the non-compete period. For the nine months ended September 30, 2003, the Company has recorded $6.3 million of amortization expense related to these non-compete arrangements in the accompanying consolidated statements of income.